Exhibit 10.2

FOURTH AMENDMENT TO FINANCING AGREEMENT

FOURTH AMENDMENT, dated as of December 3, 2012 (this "Fourth Amendment"), to the Financing Agreement, dated as of January 18, 2012 (as amended by First Amendment to Financing Agreement, dated as of March 18, 2012, Second Amendment to Financing Agreement, dated as of May 24, 2012, Third Amendment to Financing Agreement, dated as of August 22, 2012, and as further amended, restated, supplemented, modified or otherwise changed from time to time, the "Financing Agreement"), by and among Motorcar Parts of America, Inc., a New York corporation (the "Borrower"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Cerberus Business Finance, LLC, a Delaware limited liability company ("Cerberus"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and PNC Bank, National Association ("PNC"), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

WHEREAS, the Borrower, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.             Defined Terms.  Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2.             Amendments.

(a)   New Definitions.  Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

""Fourth Amendment" means the Fourth Amendment to this Agreement, dated as of December 3, 2012, among the Borrower, the Agents and the Lenders."

""Fourth Amendment Effective Date" means the date on which the Fourth Amendment shall become effective in accordance with its terms."

(b)   Section 7.02(h) (Restricted Payments). Clause (E) of the proviso of Section 7.02(h) of the Financing Agreement is hereby amended and restated to read as follows:

"(E)           so long as no Default or Event of Default shall have occurred and be continuing, and no Event of Default results from the making thereof, repurchases or redemptions of Equity Interests of the Borrower from (1) Mel Marks in one or more transactions in an aggregate amount not to exceed $300,000 during the period from the Fourth Amendment Effective Date up to and including February 28, 2013 and (2) the Borrower's employees, directors or officers in one or more transactions (other than transactions described in clause (1) above), in an aggregate amount not to exceed $100,000 in any calendar year; and"

3.     Conditions to Effectiveness.  The effectiveness of this Fourth Amendment is subject to the fulfillment, in a manner satisfactory to the Agents, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agents is hereinafter referred to as the "Fourth Amendment Effective Date"):

(a)           Representations and Warranties; No Event of Default.  The following statements shall be true and correct:  (i) the representations and warranties contained in this Fourth Amendment, ARTICLE VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the Fourth Amendment Effective Date are true and correct on and as of the Fourth Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date or would result from this Fourth Amendment becoming effective in accordance with its terms.

(b)   Execution of Amendment.  The Agents and the Lenders shall have executed this Fourth Amendment and shall have received a counterpart to this Fourth Amendment, duly executed by each Loan Party.

(c)           Payment of Fees, Etc.  The Borrower shall have paid on or before the Fourth Amendment Effective Date all fees and invoiced costs and expenses then payable by the Borrower pursuant to the Loan Documents, including, without limitation, Sections 2.06 and 12.04 of the Financing Agreement.

(d)           Delivery of Documents.  The Collateral Agent shall have received on or before the Fourth Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Fourth Amendment Effective Date:

(i)  a copy of the resolutions of each Loan Party, certified as of the Fourth Amendment Effective Date by an Authorized Officer thereof, authorizing the execution, delivery and performance by such Loan Party of this Fourth Amendment, the performance of the Loan Documents as amended thereby, and the execution and delivery of the other documents to be delivered by such Loan Party in connection herewith and therewith;

(ii)  a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subsection (a) of this Section 3; and

(iii)     such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request.

4.    Representations and Warranties.  Each Loan Party represents and warrants as follows:

(a)   Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Fourth Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(b)   Authorization, Etc.  The execution, delivery and performance by each Loan Party of this Fourth Amendment, and the performance of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents or any applicable Requirement of Law in any material respect or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(c)   Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance of this Fourth Amendment by the Loan Parties, and the performance of the Financing Agreement, as amended hereby.

(d)   Enforceability of the Fourth Amendment.  This Fourth Amendment and the Financing Agreement, as amended hereby, when delivered hereunder, will be a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

(e)   Representations and Warranties; No Event of Default.  The following statements shall be true and correct:  (i) the representations and warranties contained in this Fourth Amendment, ARTICLE VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the Fourth Amendment Effective Date are true and correct on and as of the Fourth Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing on the Fourth Amendment Effective Date or would result from this Fourth Amendment becoming effective in accordance with its terms.

5.             Release.  Each Loan Party hereby acknowledges and agrees that:  (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof.  Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Fourth Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Fourth Amendment Effective Date directly arising out of, connected with or related to this Fourth Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

6.             Reaffirmation.  The Borrower hereby confirms its grant of a security interest and other obligations under and subject to the terms of the Security Agreement, and agrees that, notwithstanding the effectiveness of this Fourth Amendment or any of the transactions contemplated hereby, such grant of security interest and other obligations are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Secured Obligations (as defined in the Security Agreement), as amended, increased and/or extended pursuant to this Fourth Amendment.

7.             Miscellaneous.

(a)   Continued Effectiveness of the Financing Agreement and the Other Loan Documents.  Except as otherwise expressly provided herein, the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Fourth Amendment Effective Date (i) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Fourth Amendment, and (ii) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Fourth Amendment.  To the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Fourth Amendment shall not operate as an amendment of any right, power or remedy of the Agents and the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

(b)   Counterparts.  This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Fourth Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Fourth Amendment.

(c)   Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

(d)   Costs and Expenses.  The Borrower agrees to pay on demand all fees, costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Fourth Amendment.

(e)           Fourth Amendment as Loan Document.  Each Loan Party hereby acknowledges and agrees that this Fourth Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Fourth Amendment, which representation or warranty is (A) subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made, or (B) not subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any material respect when made or deemed made or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Fourth Amendment.

(f)            Severability.   Any provision of this Fourth Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g)           Governing Law.  This Fourth Amendment shall be governed by the laws of the State of New York.

(h)   Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS FOURTH AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn Joffe
Name: Selwyn Joffe
Title: Chairman, President, and Chief Executive Officer

FOURTH AMENDMENT

COLLATERAL AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Eric Miller
Name: Eric Miller
Title: Executive Vice President

FOURTH AMENDMENT

ADMINISTRATIVE AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Fred Kiehne
Name: Fred Kiehne
Title: Senior Vice President

FOURTH AMENDMENT

LENDER:

COREPOINTE LOAN SPV LLC

By:	COREPOINTE GROUP LLC, its managing member

By:	/s/ Seth Fink
Name: Seth Fink
Title: Vice President

FOURTH AMENDMENT

LENDER:

ABLECO FINANCE LLC

By:	/s/ Eric Miller
Name: Eric Miller
Title: Senior Vice President and Director of Marketing

FOURTH AMENDMENT

LENDER:

A5 FUNDING L.P.

By: A5 Fund Management LLC,
its General Partner

By:	/s/ Eric Miller
Name: Eric Miller
Title: Vice President

FOURTH AMENDMENT

LENDER:

CERBERUS LEVERED LOAN OPPORTUNITIES FUND I, L.P.

By:	Cerberus Levered Opportunities GP, LLC, its General Partner

By:	/s/ Eric Miller
Name: Eric Miller
Title: Senior Managing Director

FOURTH AMENDMENT

LENDER:

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.

By:	Cerberus NJ Credit Opportunities GP, LLC, its General Partner

By:	/s/ Eric Miller
Name: Eric Miller
Title: Senior Managing Director

FOURTH AMENDMENT

LENDER:

COREPOINTE CAPITAL FINANCE LLC

By:	/s/ Seth Fink
Name: Seth Fink
Title: Managing Director

FOURTH AMENDMENT